UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 12, 2011

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission by Brown & Brown, Inc. (the "Company") on January 6, 2011, the employment of Thomas E. Riley, the Regional President and Chief Acquisitions Officer of the Company, ceased effective January 3, 2011.   On January 12, 2011, the Company and Mr. Riley finalized a Separation Agreement and Release (the "Agreement") pursuant to which the Company agreed to pay Mr. Riley, subject to certain conditions (including Mr. Riley's release of any claims and agreement to cooperate with the Company in certain matters), a one-time severance payment of $400,000 to be paid within ten (10) days of the expiration of the Revocation Period (as defined below) and an additional severance payment of $400,000 to be paid in four equal quarterly payments.  In addition, the Company agreed to pay Mr. Riley a severance payment of $22,756, which is an amount equal to the Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation benefits premium obligation for Mr. Riley and his family during the period ending December 31, 2011, to be paid in twelve (12) equal monthly payments.  The Agreement also acknowledges Mr. Riley's right to receive an annual bonus and non-equity incentive payout for 2010.  The Agreement is revocable by Mr. Riley during the seven-day period from the date of such agreement (the "Revocation Period").  This description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit.

The following is filed herewith:

  Exhibit No.                           Description

10.1                                       Separation Agreement and Release dated January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

January 19, 2011	By:	/S/ CORY T. WALKER
Cory T. Walker
Sr. Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                           Description

10.1                                       Separation Agreement and Release dated January 12, 2011.